CONSENT OF COUNSEL

Gabelli Capital Asset Fund


We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 3 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-7644) of Gabelli Capital Asset Fund (the "Fund") under the caption "Counsel and Independent Auditors" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


/s/ Willkie Farr & Gallagher
Willkie Farr & Gallagher


April 28, 1997
New York, New York